                                                                    EXHIBIT 10.3

                             STOCKHOLDERS AGREEMENT


                  STOCKHOLDERS AGREEMENT, dated as of August 23, 2000 (this "Agreement"), by and among Level 8 Systems, Inc., a Delaware corporation having an office at 8000 Regency Parkway, Cary, North Carolina 27511 ("Company"), and those stockholders of Company set forth on Annex I hereto (individually, a "Stockholder" and collectively, the "Stockholders"). W I T N E S S E T H :

                  WHEREAS, Company and Merrill Lynch, Pierce Fenner & Smith Incorporated, a Delaware Corporation ("Purchaser"), have entered into that certain Purchase Agreement, dated as of July 31, 2000 (the "Purchase Agreement"), pursuant to which Company has agreed to sell, and Purchaser has agreed to purchase, on the terms and subject to the conditions set forth therein, 1,000,000 shares (the "Purchased Shares") of common stock of Company, $0.001 par value per share ("Common Stock");

                  WHEREAS, each of the Stockholders party hereto (other than Purchaser) are on the date hereof holders of the number of shares of Common Stock as is set forth on Annex I hereto (such Stockholders, other than Purchaser and its respective successors and assigns, the "Existing Stockholders"); and

                  WHEREAS, certain capitalized terms used in this Agreement and not otherwise defined herein are used as such terms are defined in the Purchase Agreement;

                  NOW, THEREFORE, in consideration of the agreements, premises and mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1.       Board of Directors.

                  (a) On the date hereof, and at each annual meeting of stockholders or any special meeting called for the purpose of electing members to the board of directors of Company (the "Board") (or by consent of stockholders in lieu of any such meeting) or at such other time or times as the stockholders pursuant to Company's certificate of incorporation and by-laws may agree, so long as Purchaser owns shares of Common Stock equal to at least twenty percent (20%) of the Purchased Shares, the Purchaser shall have the right to nominate one (1) director (such nominee is hereinafter referred to as the "Purchaser Designee") to the Board. Each of the Existing Stockholders shall vote any and all of its shares of Common Stock entitled to vote in favor of the election of the Purchaser Designee.

                  (b) No Existing Stockholder shall vote any shares of Common Stock in favor of the removal of a director nominated by Purchaser hereunder unless (i) the right of Purchaser so to nominate such director shall no longer exist pursuant to Section 1(a) or

(ii) Purchaser has terminated this Agreement in accordance with Section 5 hereof; provided, however, that upon the request of Purchaser to remove a director previously designated for nomination by Purchaser, the Existing Stockholders shall vote all of their shares of Common Stock in favor of (A) the removal of such director and (B) the election of any replacement director as may be designated by Purchaser, subject to the provisions of Section 1(a); and, provided, further, that any such director may be removed by the Existing Stockholders for cause in accordance with applicable law, provided that the Purchaser shall be entitled to designate a successor to such director and the Existing Stockholders shall vote all of their shares of Common Stock in favor of the election of such replacement director, subject to the provisions of Section 1(a).

                  (c) So long as (i) Purchaser has the right to nominate a director pursuant to Section 1(a) and (ii) Purchaser has not terminated this Agreement in accordance with Section 5 hereof, each of the Stockholders agrees to take such action in accordance with the terms of this Agreement, including the voting of shares of Common Stock owned or controlled by such Stockholder, as may be necessary to cause Company to have a Board consisting of eight (8) directors. In no event shall there be more than eleven (11) directors constituting the Board.

                  (d) If any vacancy occurs on the Board because of death, incapacity, resignation, retirement or removal of the Purchaser Designee in accordance with this Agreement, the Purchaser shall designate a successor to such Purchaser Designee, and each Existing Stockholder shall vote its shares of Common Stock in favor of the election of such successor to the Board, subject to the provisions of Section 1(a).

                  (e) Neither Company nor any Existing Stockholder shall give any proxy or power of attorney to any Person that permits the holder thereof to vote in his discretion on any matter that may be submitted to Company's stockholders for their consideration and approval, unless such proxy or power of attorney is made subject to and is exercised in conformity with the provisions of this Agreement.

                  (f) In the event Purchaser determines not to exercise its rights under Section 1(a) to designate a member of the Board, Purchaser may designate one individual (the "Observer") to attend any and all meetings of the Board (and any committees thereof) in a non-voting observer capacity. The Observer shall be entitled to receive all reports, presentations and materials as if the Observer were a director on the Board.

                  (g) Company shall reimburse the Purchaser Designee or the Observer, as the case may be, for any reasonable out-of-pocket expenses incurred in connection with Purchaser Designee's or Observer's service on the Board and committees thereof, which shall include travel expenses for attending Board meetings and other travel expenses related to Company or the activities of the Board.

                  (h) Company shall furnish to Purchaser Designee or the Observer, as the case may be, the same information (in form and substance) that it furnishes from time to time to the directors comprising its existing Board as of the date hereof, including, but not limited to: (i) all management letters of accountants relating to Company or any of its subsidiaries; (ii) budget information; and (iii) any notices relating to:

                  (1) the occurrence of any default or breach under any material agreement to which Company or any of its subsidiaries is a party;

                  (2) the commencement of any material legal or regulatory proceeding, action or investigation to which Company or any of its subsidiaries is a party; and

                  (3) copies of any material regulatory requests, documentation relating to governmental investigations, and governmental or regulatory orders, decisions and rulings and any filings with the SEC.

         2. Stockholders' Representations and Warranties. Each Stockholder represents and warrants to each of the other Stockholders that there are no agreements to which such Stockholder is a party with respect to the voting or transfer of the capital stock of Company or with respect to any other aspect of Company's affairs, other than (i) this Agreement and (ii) the agreements set forth on Annex II attached hereto.

         3. Stop Order; Transfer Agent Instructions. Except for any shares of Common Stock (i) sold to the public as part of a registered public offering in accordance with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), including any applicable rules and regulations promulgated thereunder, (ii) sold to the public in accordance with the applicable provisions of Rule 144 promulgated under the Securities Act, or (iii) distributed by any of Welsh, Carson, Anderson & Stowe VI, L.P., WCAS Information Partners, L.P. and WCAS Capital Partners II, L.P. (each, a "Welsh Carson Party") to any of such Welsh Carson Party's limited partners or any general partner thereof not involved in the management of such Welsh Carson Party (such limited or general partners, "Passive Investors") as part of an in-kind distribution of the shares of Common Stock to all of such Welsh Carson Party's Passive Investors, the Stockholders agree that their shares of Common Stock shall not be transferable during the term of this Agreement until such time as any transferee thereof executes and delivers to Company a counterpart signature page agreeing to be bound by the terms of this Agreement. Company shall provide its transfer agent with stop transfer orders in the form attached hereto as Exhibit A.

         4. Equitable Relief. It is hereby acknowledged that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed fully by the parties hereto in accordance with the terms specified herein, and that monetary damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties relying hereon in the event that the undertakings and provisions contained in this Agreement were breached or violated. Accordingly, each party hereto hereby agrees that each other party hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of the undertakings and provisions hereof and to enforce specifically the undertakings and provisions hereof in any court of the United States or any state having jurisdiction over the matter; it being understood that such remedies shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity.

         5. Termination by Purchaser. Purchaser may, in its sole discretion, terminate this Agreement at any time by delivery of written notice to Company (which termination shall be effective as of the date specified in such written notice), whereupon all rights and obligations of Purchaser, the Existing Stockholders and any other party that may become a Stockholder under this Agreement shall terminate and be of no further force and effect.

         6.       Miscellaneous.

         (a) Notices. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any such communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback addressed as follows:

                  If to Company:

                  Level 8 Systems, Inc.
                  8000 Regency Parkway
                  Cary, North Carolina 27511
                  Attn:  Dennis McKinnie
                  Telecopy Number: (919) 461-2690

                  with a copy to:

                  Powell, Goldstein, Frazer & Murphy LLP
                  191 Peachtree Street N.E., 16th Floor
                  Atlanta, Georgia  30303
                  Attn:  Scott D. Smith, Esq.
                  Telecopy Number: (404) 572-6999

                  If to Purchaser:

                  Merrill Lynch, Pierce, Fenner & Smith Incorporated 4 World Financial Center
                  New York, New York  10080
                  Attn: John A. McKinley
                  Telecopy Number: (212) 449-8687
                  with copies to:

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, New York  10153
                  Attn:  Howard Chatzinoff, Esq.
                         S. Wade Angus, Esq.
                  Telecopy Number: (212) 310-8007

                  If to any Existing Stockholder

                  To the address of such party appearing
                  under its or his name on Annex I hereto

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback, or three (3) business days after the same shall have been deposited with the United States mail.

         (b) Complete Agreement; Amendment. This Agreement constitutes the complete understanding of the parties with respect to its subject matter and supersedes any other agreement or understanding relating thereto. No amendment, change or modification of this Agreement shall be valid, binding or enforceable, unless the same shall be in writing and signed by Purchaser and the Company and the Existing Stockholders to the extent their rights and obligations under this Agreement would be affected thereby.

         (c) Waiver. No failure or delay on the part of the Stockholders or Company or any of them in exercising any right, power or privilege hereunder, and no course of dealing between the Stockholders or Company, shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder preclude the simultaneous or later exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights and remedies which the Stockholders or Company would otherwise have.

         (d) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

         (e) Governing Law; Jurisdiction; Waivers. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware without giving effect to the conflict of laws provisions thereof. Each of the parties hereby submits to personal jurisdiction and waives any objection as to venue in the County of New York, State of New York. Service of process on the parties in any action arising out of or relating to this Agreement shall be effective if mailed to the parties in accordance with Section 6(a) hereof. The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights hereunder.

         (f) Benefit and Binding Effect. All of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, including any permitted transferee of their Common Stock (other than as part of (i) a registered offering under the Securities Act, (ii) a sale to the public pursuant to Rule 144 promulgated under the Securities Act, or (iii) in the case of any Welsh Carson Party, a distribution by such Welsh Carson Party to any of its Passive Investors as an in-kind distribution of the shares of Common Stock to all of such Welsh Carson Party's Passive Investors). References herein to Purchaser shall include Purchaser and any of its successors and assigns.

         (g) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         (h) After-Acquired Shares. All of the provisions of this Agreement shall apply to all of the shares of capital stock of Company now owned or which may be issued to or acquired by a Stockholder in consequence of any additional issuance (including, without limitation, by exercise of an option or any warrant), purchase, exchange, conversion or reclassification of stock, corporate reorganization, or any other form of recapitalization, consolidation, merger, stock split or stock dividend, or which are acquired by a Stockholder in any other manner.

         (i) Approvals and Consents. The Stockholders hereby agree, for themselves, their successors, heirs and legal representatives, to vote at stockholders' and directors' meetings of Company, to prepare, execute and deliver or cause to be prepared, executed and delivered such further instruments and documents, to take such other actions and to adopt such by-laws and provisions of the certificate of incorporation as may be reasonably required to more effectively carry out the intent and purposes of this Agreement and the transactions contemplated hereby. They further agree to cause Company to do the same.

                     [STOCKHOLDERS AGREEMENT SIGNATURE PAGE]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                         COMPANY:


                         LEVEL 8 SYSTEMS, INC.


                         By: /s/ Dennis McKinnie
                            ----------------------------------------
                            Name:  Dennis McKinnie
                            Title: Senior Vice President, Chief Legal and
                                   Administrative Officer and Corporate
                                   Secretary


                         PURCHASER:


                         MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


                         By: /s/ E. Stanley O'Neal
                            ----------------------------------------
                            Name:  E. Stanley O'Neal
                            Title: Executive Vice President


                         EXISTING STOCKHOLDERS:


                         LIRAZ SYSTEMS LTD.


                         By: /s/ Arie Kilman
                            ----------------------------------------
                            Name:
                            Title:


                         LIRAZ EXPORT (1990) LTD.


                         By: /s/ Arie Kilman
                            ----------------------------------------
                            Name:
                            Title:

                    [STOCKHOLDERS AGREEMENT SIGNATURE PAGE]

                         ADVANCED SYSTEMS EUROPE B.V.


                         By: /s/ Arie Kilman
                            ----------------------------------------
                            Name:
                            Title:


                         WELSH, CARSON, ANDERSON
                         & STOWE VI, L.P.


                         By: WCAS VI PARTNERS, L.P., General Partner


                         By: /s/ Robert A. Minicucci
                            ----------------------------------------
                            Name:  Robert A. Minicucci
                            Title: General Partner


                         WCAS INFORMATION PARTNERS, L.P.


                         By: WCAS INFO Partners, General Partner


                         By: /s/ Thomas E. McInerney
                            ----------------------------------------
                            Name:  Thomas E. McInerney
                            Title: General Partner


                         WCAS CAPITAL PARTNERS II, L.P.


                         By: /s/ Robert A. Minicucci
                            ----------------------------------------
                            Name:  Robert A. Minicucci
                            Title: General Partner

                                     ANNEX I

Stockholders/Purchasers                        Class of Securities                   of Shares
-----------------------                        -------------------                   ---------
Merrill Lynch, Pierce, Fenner & Smith          Common Stock                          1,000,000
Incorporated
Merrill Lynch World Headquarters North Tower
World Financial Center
250 Vesey Street
New York, New York 10281

Liraz Systems Ltd.                             Common Stock                          2,921,863
5 Hatzoref Street
Holon, 58856
Israel
Telecopy No. 972 3 559 9073

Liraz Export (1990) Ltd.                       Common Stock                            821,257
5 Hatzoref Street
Holon, 58856
Israel
Telecopy No. 972 3 559 9073

Advanced Systems Europe B.V.                   Common Stock                          1,000,000
5 Hatzoref Street
Holon, 58856                                   Preferred Stock                          10,000
Israel
Telecopy No. 972 3 559 9073

WCAS PARTIES:

Welsh, Carson, Anderson & Stowe                Common Stock                            944,844
VI, L.P.
c/o Welsh, Carson, Anderson & Stowe
320 Park Avenue
New York, New York 10022
Telecopy No. 212-893-9536

WCAS Information Partners, L.P.                Common Stock                             11,290
c/o Welsh, Carson, Anderson & Stowe
320 Park Avenue
New York, New York 10022
Telecopy No. 212-893-9536

WCAS Capital Partners II, L.P.                 Common Stock                           ________
c/o Welsh, Carson, Anderson & Stowe
320 Park Avenue
New York, New York 10022
Telecopy No. 212-893-9536

                                    ANNEX II

         AGREEMENT WITH WELSH, CARSON, ANDERSON & STOWE RELATED TO THE PURCHASE OF SEER

         Level 8 purchased a majority interest in Seer Technologies, Inc. pursuant to an "Agreement" dated November 23, 1998. The Agreement is filed as Exhibit 2.1 to Seer Technologies, Inc.'s Annual Report on Form 10-K405, filed January 12, 1999. The agreement was among Level 8 and twenty parties, all of whom were related to the Welsh, Carson, Anderson & Stowe investment firm (the "WCAS Parties"). The agreement obligates the WCAS Parties to grant proxies to Level 8 for all votes prior to January 1, 2001. (Agreement Section 9.3.1).

         AGREEMENTS RELATED TO LEVEL 8'S PURCHASE OF MOMENTUM SOFTWARE
         CORPORATION

         Level 8 purchased Momentum Software Corporation in February of 1998, pursuant to an Agreement and Plan of Reorganization by and Among Level 8 Systems, Inc., Middleware Acquisition Corporation, Momentum Software Corporation and Robert Brill, Bruns Grayson and Hubertus Vandervoort, as Trustees of the Momentum Liquidating Trust, on Behalf of the Securityholders of Momentum Software Corporation (the "Momentum Purchase Agreement"), filed as Exhibit 10.42 to Level 8's Annual Report on Form 10-K, filed March 31, 1998.

         Section 5.14 of the Momentum Purchase Agreement provides that the Board of Directors of Level 8 will take all actions necessary to maintain Robert Brill on the Board until December 1, 2000.

         The Momentum Purchase Agreement also provides for a voting agreement in favor of Liraz. The form of that agreement shows that the Momentum Liquidating Trust (the "Trust") was to enter into a Voting and Rights Agreement with Liraz Systems, Ltd. as of March 26, 1998. The form requires the Trust to vote all of its shares in accordance with Liraz' instructions "to the extent necessary, pursuant to generally accepted accounting principles in Israel, to permit Liraz to file consolidated financial statements with Level 8."

         LIRAZ - SOMECH VOTING COORDINATION AGREEMENT

         In June of 1997 Liraz Systems, Inc. and Samuel Somech entered into a Voting Coordination Agreement which provided for voting to elect Mr. Somech and the candidates designated by Liraz to the Board, and otherwise provided for coordinated voting to prevent any change in the structure of the Company without the consent of both parties.

         AGREEMENT RELATED TO INVESTMENT BY CANDLE CORPORATION

         The Investment Agreement dated July 26, 1996, among Across Data Systems, Inc. (predecessor to Level 8), Liraz Systems Ltd., and Candle Corporation, filed as Exhibit 10.41 to the Company's Registration Statement on Form S-1 filed November 4, 1996, allows Candle to designate to Liraz and Level 8 an individual nominee to the Board of Directors of Level 8 until the later of July 26, 1999 (three years from the date of the agreement), or the date on which, in the good faith judgment of Level 8's board, Candle and Level 8 cease to have substantial, ongoing business relationships, including but not limited to, the renewal or extension of:

                  1.       The agency agreement for certain Candle products;

                  2. Candle's distribution rights and license of the Falcon External Gateway; or

                  3.       Candle's license to incorporate Level 8's DOT/XM.

         Level 8 and Liraz are obligated to use all reasonable efforts to cause the Candle designee to be elected to the Board. Despite the three year minimum on Candle's right to designate a director nominee, the agreement also provides that "[a]ny director so designated may be removed from the board of directors with or without cause at any time after the second anniversary of this agreement."

                                                                       EXHIBIT A



                             _____________ __, 2000

VIA FACSIMILE AND CERTIFIED MAIL

American Stock Transfer & Trust Company
40 Wall Street, 46th Floor
New York, New York  10005

Attention:  Isaac Kagen or Rosie Rosenbloom

         Re:      Level 8 Systems, Inc.
                  Transfer Restriction Related to Voting Agreement

Ladies and Gentlemen:

         I am Senior Vice President, Chief Legal and Administrative Officer and Corporate Secretary of Level 8 Systems, Inc. (the "Company"). I am writing to you in such capacity to advise you that each of the stockholders listed on Schedule A attached hereto have entered into a stockholders agreement, dated as of __________ ___, 2000, with the Company (the "Stockholders Agreement"). The Stockholders Agreement applies to all of the shares of Level 8 Common Stock owned by each of the listed stockholders, whether the shares are currently owned or hereafter acquired, in accordance with the terms and conditions of the Stockholders Agreement.

         You are hereby authorized and directed to stop the transfer of any shares of the Company's Common Stock held by any of the listed stockholders unless and until the Company confirms to you in writing that it has received from any transferee with respect to such shares a signed counterpart signature page to the Stockholders Agreement.

                                  Very truly yours,




                                  Dennis McKinnie
                                  Senior Vice President, Chief Legal and
                                  Administrative Officer and Corporate Secretary


Enclosures
PGF&M 388088

                                   SCHEDULE A


         Merrill Lynch, Pierce, Fenner & Smith
            Incorporated

         Liraz Systems Ltd.

         Liraz Export (1990) Ltd.

         Advanced Systems Europe B.V.

         Welsh, Carson, Anderson & Stowe VI, L.P.

         WCAS Information Partners, L.P.

         WCAS Capital Partners II, L.P.